                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) October 11, 2001

                               TRUSERV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

          2-20910                                     36-2099896
 (Commission File Number)                  (I.R.S. Employer Identification No.)

    8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS            60631-3505
      (Address of Principal Executive Offices)               (Zip Code)

                                  773-695-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

TruServ Corporation issued the attached press release in connection with the announcement at its fall buying convention in Las Vegas that it signed a $350 million underwritten lending commitment with Bank of America.

Matters discussed in the attached press release are forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially from the expectations contained therein. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed therein may include factors that are beyond the company's ability to control or estimate precisely, such as the ultimate requirements of the company's lenders, projections about the efficiencies that may be achieved by the company's initiatives, expectations about member response to the company initiatives, estimates of future market conditions in the hardware industry, the behavior of other market participants in the industry and the actions and economic conditions in the service territories of the company's members. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this document. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this letter.

Item 7. Exhibit

99.1     Press release, dated October 11, 2001




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRUSERV CORPORATION
                                            (Registrant)




Date: October 15, 2001                      By /s/ Pamela Forbes Lieberman
                                            ----------------------------------
                                            Name:  Pamela Forbes Lieberman
                                            Title: Chief Operating Officer,
                                            Chief Financial Officer and
                                            Senior Vice President






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